Exhibit 99.1

Investor Contact:

MKR Group, Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com

The Meet Group Reports First Quarter Financial Results

NEW HOPE, Pa., May 8, 2017 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

●	Total revenue of $20.1 million, up 51% year over year.
●	Mobile revenue of $18.8 million, up 61% year over year.
●	Adjusted EBITDA of $4.8 million, up 30% year over year, or a 24% margin.
●	GAAP net income of $0.4 million, or $0.01 per diluted share, compared to $2.4 million, or $0.04 per diluted share, in the first quarter of 2016.
●	Non-GAAP net income of $4.3 million, or $0.07 per diluted share, up 21% year over year.
●	Cash and Cash Equivalents totaled $74.5 million at March 31, 2017, of which $60 million was used for the Ifwe Inc. acquisition on April 3, 2017.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

"In the first quarter, we continued to effectively execute our strategy to innovate, acquire, and build the largest mobile portfolio for meeting new people,” said Geoff Cook, Chief Executive Officer of The Meet Group. “On April 3, we successfully closed on the acquisition of if(we), a social and mobile technology company based in San Francisco with two leading mobile brands for meeting and chatting with new people: Tagged and Hi5. While only one month into the integration, we have already consolidated the Skout team into the if(we) office, putting all our West Coast employees under one roof. The if(we) team today is primarily focused on two key priorities: advertising monetization and video. I expect great things from the West Coast team and rapid progress toward increasing Tagged ARPU and launching live-streaming video."

"Additionally, we made strong progress toward rolling out livestreaming video inside of the MeetMe app. Currently, three out of four MeetMe users have access to the Live feature within the MeetMe app. Of users with access, we are seeing 13-15% watching live video every day. Our users are generating and consuming vast amounts of video content. For example, on a recent day we saw over 65,000 broadcasts started, generating 3 million views, 2 million live chats from viewers, and 70,000 hours of total time in video. Our broadcasters are currently broadcasting for approximately 40 minutes a day, and our viewers are watching for approximately 23 minutes a day. We believe these initial results are very encouraging and bode well for the future of livestreaming video on our portfolio of apps."

David Clark, Chief Financial Officer of The Meet Group, added, “Our mobile revenue growth of 61% year over year was driven by increases in our mobile impressions through the acquisition of Skout. Adjusted EBITDA increased 30% to $4.8 million for the quarter, representing a 24% adjusted EBITDA margin. We generated $8.7 million in cash from operations, ending the quarter with $74.5 million, of which $60 million was used in April to acquire if(we).”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss first quarter 2017 financial results today, May 8, 2017 at 4:30 p.m. Eastern time. To access the call dial 888-806-6208 (US and Canada) or +1 913-312-1446 (International) and when prompted provide the participant passcode 5107015 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a fast-growing portfolio of mobile apps designed to meet the universal need for human connection. Using innovative products and sophisticated data science, The Meet Group keeps its approximately 2.8 million mobile daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. The Meet Group offers advertisers the opportunity to reach customers on a global scale with hundreds of millions of daily mobile ad impressions. The Meet Group utilizes high user density, economies of scale, and leading monetization strategies with the goal of maximizing adjusted EBITDA. Our apps – currently MeetMe®, Skout®, Tagged®, and Hi5® – let users in more than 100 countries chat, share photos, stream live video, and discuss topics of interest, and are available on iPhone, iPad, and Android in multiple languages. For more information, please visit http://www.themeetgroup.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our net income will continue to grow, whether our adjusted EBITDA will continue to grow, whether our West Coast team will make rapid progress toward increasing Tagged ARPU and launching live-streaming video, whether and when we will achieve full roll out of livestreaming video inside of our MeetMe app, whether our initial results in the livestreaming video roll out bode well for the future of livestreaming video on our portfolio of apps, and whether the mobile advertising industry will remain strong. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017 and our Current Report on Form 8-K filed with the SEC on March 6, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe and Skout.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization of intangibles, non-recurring acquisition and restructuring costs, bad debt expense outside the normal range, and non-cash stock based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

THE MEET GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$74,526,312	$21,852,531
Accounts receivable, net of allowance of $256,000 and $283,000, at March 31, 2017 and December 31, 2016, respectively	15,821,440	23,737,254
Prepaid expenses and other current assets	1,405,695	1,489,267
Total current assets	91,753,447	47,079,052

Restricted Cash	393,776	393,484
Goodwill	114,175,554	114,175,554
Property and equipment, net	2,157,936	2,466,110
Intangible assets, net	15,784,410	17,010,565
Deferred taxes	28,271,292	28,253,827
Other assets	96,565	110,892
TOTAL ASSETS	$252,632,980	$209,489,484

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,403,069	$5,350,336
Accrued liabilities	7,764,556	8,395,060
Current portion of capital lease obligations	151,485	221,302
Deferred revenue	436,556	434,197
Total current liabilities	11,755,666	14,400,895
TOTAL LIABILITIES	$11,755,666	$14,400,895

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 Shares at March 31, 2017 and December 31, 2016; 0 shares issued and outstanding at March 31, 2017 and December 31, 2016	$-	$-
Common stock, $.001 par value; authorized - 100,000,000 Shares; 68,970,772 and 58,945,607 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	68,974	58,949
Additional paid-in capital	397,206,655	351,873,801
Accumulated deficit	(156,398,315)	(156,844,161)
TOTAL STOCKHOLDERS' EQUITY	240,877,314	195,088,589
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$252,632,980	$209,489,484

See notes to consolidated financial statements

THE MEET GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016

Revenues	$20,058,797	$13,321,671

Operating Costs and Expenses:
Sales and marketing	5,105,508	2,321,423
Product development and content	8,457,494	5,708,100
General and administrative	2,862,427	2,348,168
Depreciation and amortization	1,684,839	751,264
Acquisition and restructuring	1,500,429	-
Total Operating Costs and Expenses	19,610,697	11,128,955

Income from Operations	448,100	2,192,716

Other Income (Expense):
Interest income	2,570	5,115
Interest expense	(2,332)	(6,745)
Change in warrant liability	-	241,777
(Loss) gain on foreign currency adjustment	(2,200)	16,352
Total Other Income (Expense)	(1,962)	256,499

Income before Income Taxes	446,138	2,449,215
Provision for income taxes	(292)	(94,317)
Net Income	$445,846	$2,354,898

Basic and diluted income per common stockholders:
Basic income per common stockholders	$0.01	$0.05
Diluted income per common stockholders	$0.01	$0.04

Weighted average shares outstanding:
Basic	61,093,810	47,458,748
Diluted	66,204,620	53,666,626

Net income and comprehensive income	$445,846	$2,354,898

See notes to consolidated financial statements

THE MEET GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

(UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016

Net income allocable to common stockholders	$445,846	$2,354,898

Interest expense	2,332	6,745
Change in warrant liability	-	(241,777)
(Benefit) provision for income taxes	292	94,317
Depreciation and amortization	1,684,839	751,264
Stock-based compensation expense	1,134,158	727,780
Acquisition and restructuring costs	1,500,429	-
Cumulative effect of foreign currency exchange	2,200	(16,352)
Adjusted EBITDA	$4,770,096	$3,676,875

GAAP basic net income per common stockholders	$0.01	$0.05
GAAP diluted net income per common stockholders	$0.01	$0.04
Basic adjusted EBITDA per common stockholders	$0.08	$0.08
Diluted adjusted EBITDA per common stockholders	$0.07	$0.07

Weighted average number of shares outstanding, Basic	61,093,810	47,458,748
Weighted average number of shares outstanding, Diluted	66,204,620	53,666,626

THE MEET GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS TO NON-GAAP NET INCOME

(UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016

GAAP Net Income	$445,846	$2,354,898

Amortization of Intangibles	1,226,155	378,750
Stock-based compensation expense	1,134,158	727,780
(Benefit) provision for income taxes	292	94,317
Acquisition and restructuring costs	1,500,429	-
Non-GAAP Net Income	$4,306,880	$3,555,745

GAAP basic net income per common stockholders	$0.01	$0.05
GAAP diluted net income per common stockholders	$0.01	$0.04
Basic Non-GAAP net income per common stockholders	$0.07	$0.07
Diluted Non-GAAP net income per common stockholders	$0.07	$0.07

Weighted average number of shares outstanding, Basic	61,093,810	47,458,748
Weighted average number of shares outstanding, Diluted	66,204,620	53,666,626